CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-248268 on Form S-6 of our report dated September 29, 2020, relating to the financial statement of FT 8894, comprising FT High Income Model Portfolio, 4Q '20, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 29, 2020